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                                                                  Exhibit (e)(5)

[LOGO] AIG The AIG Life Companies (U.S.)

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
                                                       EXECUTIVE ADVANTAGE(SM)

                                                      LOAN / SURRENDER REQUEST

Policy Number:                  Policyholder:
               --------------                 --------------------------------------------------------------------------------------
                                              (Last Name, First Name, Middle Name)

Insured:                                                                        Social Security No.:       -     -
         --------------------------------------------------------------------                        ------ ----- ------
         (Last Name, First Name, Middle Name)

LOAN REQUEST

     .    Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.

          [ ]  Maximum Amount Available (may vary by Subaccount)

          [ ]  $             in cash or maximum amount available, if less
                -------------

SURRENDER REQUEST

          [ ]  Full surrender (original policy or lost policy affidavit must be enclosed)

          [ ]  Partial surrender in the amount of $            or for       % of cash surrender value
                                                   ------------      -------

     .    No more than two (2) surrenders may be made during each Certificate Year.

     .    An expense charge and/or a surrender charge may be assessed according to the Certificate.

     .    You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed
          Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                                   Amount   Percent                                                Amount   Percent
                                                 ---------  -------                                               --------  -------
Guaranteed Account                               $________   ____%    Goldman Sachs Variable Insurance Trust
                                                                         Strategic International Equity Fund      $_______   ____%
   AllianceBernstein Variable Product Series Fund, Inc.                  Structured U.S. Equity Fund              $_______   ____%
   Growth Portfolio                              $________   ____%
   Growth and Income Portfolio                   $________   ____%    J.P. Morgan Insurance Trust
   Large Cap Growth Portfolio                    $________   ____%       Small Cap Core Portfolio                 $_______   ____%
   Small Cap Growth Portfolio                    $________   ____%
                                                                      The Universal Institutional Funds, Inc.
American Century Variable Portfolios, Inc.                               Core Plus Fixed Income Portfolio         $_______   ____%
   VP Income & Growth Fund                       $________   ____%       Emerging Markets Equity Portfolio        $_______   ____%
   VP International Fund                         $________   ____%       High Yield Portfolio                     $_______   ____%
                                                                         Mid Cap Growth Portfolio                 $_______   ____%
BlackRock Variable Series Funds, Inc.                                    U.S. Mid Cap Value Portfolio             $_______   ____%
   BlackRock Basic Value V.I. Fund               $_________  ____%
   BlackRock Fundamental Growth V.I. Fund        $_________  ____%    Neuberger Berman Advisers Management Trust
   BlackRock Government Income V.I. Fund         $_________  ____%       AMT Partners Portfolio                   $_______   ____%
   BlackRock Value Opportunities V.I. Fund       $_________  ____%
                                                                      PIMCO Variable Insurance Trust
Credit Suisse Trust                                                      High Yield Portfolio                     $_______   ____%
   International Equity Flex III Portfolio       $________   ____%       Long -Term U.S. Government Portfolio     $_______   ____%
   International Equity Flex II Portfolio        $________   ____%       Real Return Portfolio                    $_______   ____%
   International Equity Flex I Portfolio         $________   ____%       Short-Term Portfolio                     $_______   ____%
   U.S. Equity Flex III Portfolio                $________   ____%       Total Return Portfolio                   $_______   ____%
   U.S. Equity Flex II Portfolio                 $________   ____%    Vanguard Variable Insurance Fund
   U.S. Equity Flex I Portfolio                  $________   ____%       Total Bond Market Index Portfolio        $_______   ____%
                                                                         Total Stock Market Index Portfolio       $_______   ____%
Fidelity Variable Insurance Products                                  VALIC Company I
   VIP Balanced Portfolio                        $________   ____%       International Equities Fund              $_______   ____%
   VIP Contrafund Portfolio                      $________   ____%       Mid Cap Index Fund                       $_______   ____%
   VIP Index 500 Portfolio                       $________   ____%       Small Cap Index Fund                     $_______   ____%
   VIP Money Market Portfolio                    $________   ____%

Franklin Templeton Variable Insurance Products Trust
   Developing Markets Securities Fund - Class 2  $________   ____%
   Foreign Securities Fund - Class 2             $________   ____%
   Growth Securities Fund - Class 2              $________   ____%
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Loan / Surrender, Executive Advantage(SM), 04/07, Page 1 of 2

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As Policyholder, I represent that the statements and answers in this Loan / Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

-----------------------------------------------------------------   ----------------------------------------------------------------
Signature of Insured                                                Signature of Policyholder (If other than Insured)

                            , 20
---------------------- -----    ---
Date Signed
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Loan / Surrender, Executive Advantage(SM), 04/07, Page 2 of 2